UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2024

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth in Item 1.02 below is incorporated by reference into this Item 1.01.

Item 1.02.  Termination of a Material Definitive Agreement

As previously disclosed in a Form 8-K on January 21, 2020, Allied Gaming and Entertainment, Inc. (the “Company”) entered into a Share Purchase Agreement (the “SPA”) with BPR Cumulus LLC (the “Investor”), an affiliate of Brookfield Property Partners, pursuant to which the Company sold 758,725 shares of the Company’s common stock to the Investor for $5 million (the “Purchase Price”).

The Purchase Price was deposited into an escrow account pending release upon the completion and satisfaction of certain events and conditions agreed to by the Parties. Pursuant to the SPA, the Purchase Price was to be used by the Company or its subsidiaries to develop integrated esports experience venues at mutually agreed upon shopping malls owned and/or operated by the Investor or any of its affiliates. However, following the execution of the SPA, the COVID-19 pandemic and related restrictions have materially changed the dynamics in esports venue businesses, and the initial agreement on the use of proceeds by the Company contemplated under the SPA was no longer feasible.

On September 16, 2024, the Company and Investor entered into the Settlement Agreement and Release (the “Settlement Agreement”) to resolve and terminate all obligations under the SPA and related agreements, and to agree to the release of the Purchase Price between the Company and Investor. Pursuant to the Settlement Agreement, the Purchase Price will be released from escrow as follows: $3,000,000 to the Investor and $2,000,000 to the Company. The parties have further agreed that upon receipt of such funds, the parties will release and discharge each other from any and all present and future obligations under the SPA and related agreements.

The foregoing description of the Settlement Agreement is a summary, does not purport to be a complete description of the Settlement Agreement, and is subject to, and qualified entirely by reference to, the full text of the Settlement Agreement, which will be filed as an exhibit to the Company’s next periodic report to be filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: September 19, 2024	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer